Exhibit 99.B(d)(91)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Acadian Asset Management LLC

Dated April 2, 2009, as amended March       , 2010

SEI INSTITUTIONAL INVESTMENTS TRUST

International Equity Fund

World Equity Ex-U.S. Fund

Screened World Equity Ex-US Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Acadian Asset Management LLC

Dated April 2, 2000, as amended March       , 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

International Equity Fund, World Equity Ex-U.S. Fund and Screened World Equity Ex-US

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments International Equity Fund, the SEI Institutional Investments Trust World Equity Ex-U.S. Fund and the SEI Institutional Investments Trust Screened World Equity Ex-US Fund and the average daily value of the Assets of any other international/global equity SEI mutual fund or account (each an “International/Global Equity Fund”), collectively the “International/Global Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each International/Global Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International/Global Equity Funds managed by Sub-Adviser (as set forth below).

X.XX% per annum of the average daily value of the Assets on the first $XXX million

X.XX% per annum of the average daily value of the Assets over $XXX million and up to $XXX million

X.XX% per annum of the average daily value of the Assets over $XXX million and up to $XXX million

X.XX% per annum of the average daily value of the Assets over $XXX million

As of the effective date of this amendment the International/Global Equity Funds are as follows:

•                  SEI Institutional Investments Trust International Equity Fund;

•                  SEI Institutional Investments Trust World Equity Ex-US Fund;

•                  SEI Institutional Investments Trust Screened World Equity Ex-US Fund;

•                  SEI Global Master Fund plc the SEI Global Developed Markets Equity Fund;

•                  SEI Global Investments Fund plc the SEI Global Developed Markets Equity Fund;

•                  SEI Institutional International Trust International Equity Fund; and

•                  SEI Canada EAFE Equity Fund.

Agreed and Accepted:

SEI Investments Management Corporation	Acadian Asset Management LLC

By:	By:

/s/ Aaron C. Buser	/s/ Mark Minichiello

Name:	Name:

Aaron C. Buser	Mark Minichiello

Title:	Title:

Vice President	Chief Financial Officer